UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 27, 2014

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 27, 2014, the Board of Directors (the “Board”) of Magellan Health Services, Inc. (the “Company”) amended the Company’s Corporate Governance Guidelines, effective immediately, to include a majority voting policy for uncontested director elections.  Under the new policy, a nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election of directors must tender his or her resignation promptly following certification of the election results.  Following any such result, the Nominating/Corporate Governance Committee (the “Committee”) of the Board will consider the tendered resignation and recommend to the full Board within 90 days of the certification of the election results whether to accept or reject the resignation.  In making its recommendation, the Committee, and in making its decision, the Board may consider any factors or other information that they considers appropriate and relevant.  The Board will promptly disclose its decision whether to accept or reject the tendered resignation and the reasons for rejecting the resignation, if applicable, on a Form 8-K filed with the Securities and Exchange Commission.

If a director’s tendered resignation is accepted by the Board, the Board may fill the resulting vacancy or decrease the number of directors comprising the Board in accordance with the Company’s by-laws.

This description of the amendment to the Corporate Governance Guidelines is only a summary.  The full text of the amended and restated Corporate Governance Guidelines is available in the For Investors section of the Company’s website, under Corporate Governance, at www.MagellanHealth.com.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired: Not applicable.

(b)  Pro forma financial information: Not applicable.

(d)  Exhibits: Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: February 28, 2014	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President
and Chief Financial Officer